UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2017

UNITED INSURANCE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35761	75-3241967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S. Saint Petersburg, FL		33701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (727) 895-7737

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of United Insurance Holdings Corp., a Delaware corporation (the “Company”), was held on February 3, 2017 at the Company’s principal executive offices in St. Petersburg, Florida (the “Special Meeting”). A total of 17,042,645 shares of the Company’s common stock, out of a total of 21,646,614 shares of common stock issued and outstanding and entitled to vote as of the close of business on December 28, 2016 (the “Record Date”), were present in person or represented by proxy at the Special Meeting and, therefore, a quorum was present. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement dated December 29, 2016 and first mailed to the Company’s stockholders on or about January 4, 2017, is set forth below. The voting results disclosed below are final and have been certified by Jessica Strathman, the Inspector of Elections.

Approval of the Issuance of Shares of Common Stock

As previously disclosed, on August 17, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AmCo Holding Company, a North Carolina corporation (“AmCo”), RDX Holding, LLC, a Delaware limited liability company (the “Sole Stockholder”), certain equityholders of the Sole Stockholder party thereto, Kilimanjaro Corp., a North Carolina corporation and direct wholly-owned subsidiary of the Company, and Kili LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Company, pursuant to which, on the terms and subject to the conditions set forth therein, the Company will acquire AmCo through a series of mergers in exchange for shares of common stock, $0.0001 par value per share, of the Company (the “Mergers”).

At the Special Meeting, the Company’s stockholders voted upon and approved the issuance of such shares of common stock of the Company, as contemplated by the Merger Agreement (the “Share Issuance Proposal”). Approximately 98.8 percent of the shares of the Company entitled to vote thereon were voted in favor of the Share Issuance Proposal. The votes on the Share Issuance Proposal were as follows:

Votes For	Votes Against	Votes Abstained
16,838,805	174,892	28,948

Adjournment of the Special Meeting

Because stockholders holding a majority of the shares of common stock of the Company entitled to vote at the close of business on the Record Date and present in person or represented by proxy at the Special Meeting approved the Share Issuance Proposal, a vote was not called on the proposal to adjourn the Special Meeting to a later date or time if necessary or appropriate.

No other items were presented for stockholder approval at the Special Meeting.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by the Company on February 6, 2017 announcing the results of the voting at the Special Meeting is furnished as Exhibit 99.1 hereto.

Such information (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On February 3, 2017, the Florida Office of Insurance Regulation granted regulatory approval in respect of the Mergers.

Other conditions to the closing of the Mergers, including the approval from the New York State Department of Financial Services, remain pending. The Company expects to consummate the Mergers during the first calendar quarter of 2017, subject to receipt of such approval and the satisfaction of any other remaining conditions.

Cautionary Note Regarding Forward-Looking Statements

The Company has made forward-looking statements in this filing that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the Company’s management, and are not guarantees of performance. You should understand that such statements are subject to a number of risks and uncertainties, including those discussed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 29, 2016 and in documents that are incorporated by reference into such definitive proxy statement, which could affect the future results of the Company, AmCo or the combined company following completion of the aforementioned mergers and could cause results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this filing. Except to the extent required by applicable law or regulation, the Company does not take and hereby disclaims any obligation to make any revisions to such forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description of Exhibits

99.1	Press Release issued by United Insurance Holdings Corp. on February 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

Date: February 7, 2017	By:	/s/ B. Bradford Martz
	Name:	B. Bradford Martz
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release issued by United Insurance Holdings Corp. on February 6, 2017